SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 22, 2003
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                         1-7182                               13-2740599
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(State or Other                  (Commission                    (I.R.S. Employer
 Jurisdiction of                  File Number)               Identification No.)
 Incorporation)

4 World Financial Center, New York, New York                               10080
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events
---------------------

Filed herewith are the Preliminary Unaudited Earnings Summaries for the three months and the year ended December 27, 2002 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated January 22, 2003. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

On January 22, Merrill Lynch reported net earnings of $2.6 billion for 2002, or $2.69 per diluted share, compared with $573 million for 2001, or $0.57 per diluted share. Results in 2001 included a fourth-quarter after-tax restructuring charge of $1.7 billion and September 11-related expenses of $83 million. Full year 2002 results include the following after-tax items: $143 million of research settlement-related expenses, offset by $126 million of September 11-related net insurance recoveries and $42 million of net restructuring benefits. In aggregate, these items increased full year 2002 after-tax earnings by $25 million. Return on equity for 2002 was 12.0%.

Full year 2002 net operating earnings, which exclude these items, were $2.6 billion, or $2.67 per diluted share, up 7% from the $2.4 billion in net operating earnings, or $2.50 per diluted share, reported for the full year 2001. Despite a 15% decline in full year net revenues, to $18.6 billion, the full year 2002 pre-tax operating margin rose nearly four percentage points from 2001, to 20.7%. With the exception of the 21.4% pre-tax margin reported in 2000, this is the highest pre-tax margin Merrill Lynch has achieved since 1993. Non-interest expenses on an operating basis were reduced by $3.4 billion, or 19%, from 2001.

Commenting on these results and the business environment, Stan O'Neal, Merrill Lynch's chief executive officer, said, "Despite an extremely challenging market environment, our improved financial performance in 2002 is a direct result of actions taken to enhance revenues in certain areas and reduce costs. I am proud of the discipline, dedication and talent of Merrill Lynch employees in responding swiftly to changing market conditions while serving clients and effectively managing risk.

While it will be difficult to maintain 2002 revenue levels in the current year -- absent meaningful improvement in the market environment -- we are confident that we have the market position, scale and financial strength to sustain our longer-term growth strategy. Indeed, we continue to invest in areas of growth potential, while relentlessly maintaining operating discipline."

Fourth quarter 2002 net earnings were $603 million. They include after-tax research settlement-related costs of $65 million, primarily offset by net insurance recoveries and net restructuring credits, for a net after-tax expense of $12 million. Net operating earnings for the fourth quarter were $615 million, or $0.64 per diluted share, compared with $491 million, or $0.51 per diluted share, in the fourth quarter of 2001. Although net revenues were 12% lower, at $4.2 billion, the fourth quarter pre-tax operating margin rose to 21.7%, more than six percentage points higher than the 15.2% reported for the year-ago quarter.

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

BUSINESS SEGMENT REVIEW:

The research settlement-related expenses were included in the Corporate segment. All figures and comparisons in the following business segment discussions exclude the impact of the September 11-related and restructuring-related items.

GLOBAL MARKETS AND INVESTMENT BANKING (GMI)
-------------------------------------------

By leveraging diverse sources of revenue, focusing on expenses and effectively allocating resources throughout 2002, GMI continued to improve its pre-tax operating profit margins despite the deteriorating market environment. GMI's results also demonstrate the strength of Merrill Lynch's debt markets business, which had a record year in 2002 for net revenues and profits, and the firm's scale advantage in its equity markets business. Taken together, these factors have been integral in further enhancing Merrill Lynch's competitive positioning and profitability across the market cycle.

o GMI's full-year 2002 net revenues were $8.4 billion, 18% lower than 2001, but the full-year pre-tax operating margin increased by nearly one percentage point to 28.2%. Strong expense management enabled GMI to reduce non-interest costs by 19%, or $1.4 billion, from 2001 levels and achieve $2.4 billion in 2002 pre-tax operating earnings.

o GMI's fourth quarter pre-tax operating earnings were $558 million, 29% higher than the 2001 fourth quarter, on net revenues that were 10% lower than the year-ago quarter, at $1.8 billion. GMI's fourth quarter pre-tax operating margin was 31.4%, an improvement of nearly ten percentage points over the 2001 fourth quarter, as the 21% year-over-year reduction in non-interest expenses outpaced the decline in net revenues.

o The decline in GMI's net revenues compared to the 2001 fourth quarter was driven primarily by reduced equity and investment banking revenues, partially offset by a strong revenue increase in debt markets. Compared to the 2002 third quarter, equity markets revenues were essentially unchanged and investment banking revenues increased.

GMI continues to invest in profitable growth opportunities that leverage its scale and complement its business mix and client reach while maintaining strong operating discipline.

GLOBAL PRIVATE CLIENT (GPC)
---------------------------

The challenging market environment throughout 2002 underscored the strength of Merrill Lynch's individual client relationships, as well as the value of the investment advice and high quality service delivered by the firm's Financial Advisors. The environment also highlighted the advantages of the breadth of Merrill Lynch's product offering, which provides clients with the most comprehensive approach in the industry to addressing their individual financial needs. These factors are important growth drivers, and combined with operating discipline and a continued increase in fee-based and recurring revenue sources, have been integral to the significant improvement in GPC's financial performance during 2002.


o GPC's 2002 full-year pre-tax operating earnings were $1.2 billion, up 31% from 2001. Full-year net revenues declined 11% to $8.8 billion. The pre-tax operating margin was 13.7%, up more than four percentage points from 2001, reflecting substantially improved performance both inside and outside the United States.

o GPC's fourth quarter pre-tax operating earnings were $298 million, 4% lower than the 2001 fourth quarter, and included costs associated with the integration of the U.S. and non-U.S. businesses. Despite an 11% decline in net revenues, to $2.1 billion, GPC's fourth quarter pre-tax operating margin increased to 14.0%, up from 13.1% in the year-ago period.

o GPC's business in the United States generated a 2002 full-year pre-tax operating margin of 15.9%, up nearly four percentage points from 2001, due to reduced expenses as well as a high percentage of fee-based and recurring revenues, which stabilized overall revenues as transaction volumes fell. The U.S. business generated a fourth quarter pre-tax operating margin of 17.0%, up nearly one percentage point from the 2001 fourth quarter.

o GPC's business in the United States continued to focus on diversifying revenues, with high mortgage origination volumes and increased sales of annuity products during 2002. Demand for small business services, including lending, was also strong. Merrill Lynch recently launched a new cash management service called Beyond Banking(R), as part of its comprehensive financial management platform, Total MerrillSM. This platform provides clients with a full array of products and services through their Financial Advisor with which to meet their financial needs.

o The performance of GPC's business outside the United States improved in 2002 as the refocusing of the private client business in Japan was completed. The recently-announced integration of GPC businesses inside and outside the United States is a further step towards growth and increased profitability in this business.

o Net new money into GPC accounts totaled $10 billion during the 2002 fourth quarter. Total assets in GPC accounts increased 3% during the quarter, to $1.1 trillion. Assets in asset-priced accounts totaled $182 billion, or 16.0% of total Private Client assets at the end of the fourth quarter. Flows of assets into annuitized products in the U.S. totaled nearly $30 billion in 2002, reflecting the continued high demand by new and existing clients for Merrill Lynch's professionally managed account services.

GPC's growth initiatives center on building its private wealth, retirement and small business services. GPC will also continue to expand the Total MerrillSM product array, enhance service levels, and focus on providing clients with access to Financial Advisors who define a new standard for professionalism in the marketplace.


MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
----------------------------------------

MLIM continued to deliver outstanding investment performance, leverage its products across distribution channels and rigorously control costs, which resulted in improved profitability even with the extremely challenging market environment in 2002.


o MLIM's full-year 2002 pre-tax operating earnings were $344 million, a 14% increase from 2001. Net revenues were $1.6 billion, 20% lower than 2001. MLIM's pre-tax operating margin was 22.2%, more than six percentage points higher than in 2001, as the integration of MLIM's global investment platform and re-alignment of resources reduced expenses and improved productivity.

o MLIM continued to generate strong investment performance in the fourth quarter, with approximately 70% of global assets under management above benchmark or median for 1-, 3-, and 5-year periods ending December 2002.

o For the fourth quarter, MLIM posted increased pre-tax operating earnings and margins on net revenues of $339 million, 26% lower than the year-ago period. Pre-tax operating earnings were $73 million, 22% higher than the 2001 fourth quarter, which was negatively impacted by increased litigation expense. MLIM's pre-tax operating margin improved to 21.5%, more than eight percentage points over the fourth quarter of 2001.

o Assets under management were $462 billion, up slightly compared with the third quarter of 2002, due primarily to $5 billion of net inflows, and market-driven appreciation.

MLIM will continue to make investment performance its first priority in 2003 as it further refines its product array, broadens distribution, and targets selected growth opportunities. Enhancing penetration of the GPC channel for all MLIM products remains a top priority. Expanding third-party distribution in Europe and the United States, and building on the success of MLIM's alternative investment products also remain priorities for the upcoming year.

FOURTH QUARTER INCOME STATEMENT REVIEW:

REVENUES
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         Net revenues were $4.2 billion, 12% lower than the 2001 fourth quarter.

         Commission revenues were $1.1 billion, 10% below the 2001 fourth quarter, due primarily to a global decline in client transaction volumes, particularly in listed equities and mutual funds.

         Principal transactions revenues decreased 39% from the fourth quarter of 2001, to $358 million, due to lower revenues from equities and equity derivatives, reduced client transaction flows, and the conversion of the Nasdaq business to a commission-based structure over the past year, partially offset by higher debt trading revenues. The prior year included higher unrealized gains on equity investments held by Merrill Lynch's broker-dealers. Principal transactions revenues decreased only 5% from the third quarter of 2002. Principal transaction and net interest revenues in GMI are closely related and need to be analyzed in aggregate to understand the changes in net trading revenue.

         Net interest profit was $939 million, up $77 million, or 9%, from the 2001 fourth quarter, due primarily to a favorable yield curve environment.

         Underwriting revenues were $420 million, 22% lower than the 2001 fourth quarter. Strategic advisory revenues also declined 22% from the 2001 fourth quarter, to $163 million. These decreases reflect reduced investment banking activity. Underwriting revenues were up 27% from the 2002 third quarter.

         Asset management and portfolio service fees were $1.1 billion, down 14% from the fourth quarter of 2001. This decrease is primarily the result of a market-driven decline in equity assets under management and a reduction in portfolio servicing fees, which are calculated on beginning-of-period asset values.

         Other revenues, which include realized gains related to sales of mortgages in Merrill Lynch's U.S. banks, were $148 million.

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

EXPENSES
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         Compensation and benefits expenses were $2.0 billion, a decrease of
$308 million, or 13%, from the 2001 fourth quarter. The decrease is due primarily to lower incentive compensation accruals and reduced staffing levels. Compensation and benefits expenses were 47.2% of net revenues for the fourth quarter of 2002, compared to 48.2% in the year-ago quarter. The full-year ratio declined to 50.7% in 2002 from 51.5% in 2001 on substantially lower revenues.

         Excluding September 11-related items, restructuring and other charges and research settlement-related provisions, non-compensation expenses decreased $427 million, or 25%, from the 2001 fourth quarter, to $1.3 billion. On the same basis, full-year non-compensation expenses were down $1.6 billion, or 23%, from 2001 levels.

         The decrease in non-compensation expenses includes the absence of amortization expense on goodwill related to the adoption of SFAS No. 142. Goodwill amortization totaled $207 million in 2001, including $51 million in the fourth quarter.

         Details of the significant changes in non-compensation expenses from the fourth quarter of 2001 follow:

o communications and technology costs were $434 million, down 19% due to lower technology equipment depreciation and reduced communications costs;

o occupancy and related depreciation was $225 million, a decline of 12% due primarily to lower rental expenses resulting from the fourth quarter 2001 restructuring initiatives;

o        brokerage, clearing, and exchange fees were $175 million, down 12%;

o advertising and market development expenses were $114 million, down 11% due primarily to reduced spending on advertising;

o professional fees increased 13%, to $155 million, due principally to increased legal expenses;

o office supplies and postage decreased 25% to $62 million due to lower levels of business activity and efficiency initiatives;

o other expenses were $145 million, down $201 million due to a reduction in provisions for various business matters;

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

        Research settlement-related expenses amounted to $100 million in the fourth quarter of 2002 and were $211 million for the full year.
Recoveries/expenses related to September 11 included a $21 million net recovery in the fourth quarter of 2002 and a $43 million expense in the 2001 fourth quarter.

         For the 2002 full year, net restructuring and other charges resulted in a $42 million increase in after-tax earnings which primarily reflects a tax benefit related to the GPC restructuring in Japan.

         Merrill Lynch's effective tax rate was 27.9% in 2002. Excluding the research settlement-related expenses, September 11-related items, and restructuring and other charges, Merrill Lynch's operating effective tax rate was 28.6% in 2002.

STAFFING
--------

         Merrill Lynch's full-time employees totaled 50,900 at the end of the year, a decline of 2,300 during the quarter as the company continued to achieve efficiencies and adjust the sizing and alignment of resources to reflect changes in the business outlook. Compared with the peak of 72,600 full-time employees in the 2000 third quarter, staffing has been reduced by 21,700, or 30%.

*                     *                           *                            *

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

Certain statements contained in this report may constitute forward-looking statements, including, for example, statements about management expectations, strategic objectives, business prospects, anticipated expense savings and financial results, anticipated results of litigation and regulatory proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future events, which are inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, actions and initiatives taken by both current and potential competitors, the effect of current, pending and future legislation and regulation, and the other risks detailed in Merrill Lynch's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should, however, consult any further disclosures Merrill Lynch may make in its reports on Form 10-K, Form 10-Q and Form 8-K.

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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------
         (c)      Exhibits
                  --------

                  (99)     Additional Exhibits

                           (i) Preliminary Unaudited Earnings Summaries for the three months and the year ended December 27, 2002 and supplemental information.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      MERRILL LYNCH & CO., INC.
                            ----------------------------------------------------
                                      (Registrant)





                        By:       /s/ Ahmass L. Fakahany
                            ----------------------------------------------------
                                      Ahmass L. Fakahany
                                      Executive Vice President and
                                      Chief Financial Officer





                        By:       /s/ John J. Fosina
                            ----------------------------------------------------
                                      John J. Fosina
                                      Controller
                                      Principal Accounting Officer





Date:    January 22, 2003

                                  EXHIBIT INDEX
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Exhibit No.         Description                                             Page
-----------         -----------                                             ----
(99)                Additional Exhibits

                    (i)  Preliminary Unaudited Earnings Summaries for      13-20
                         the three months and the year ended
                         December 27, 2002 and supplemental information.


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